Exhibit 5(b)(2)


                                 [Letterhead of R&P]



                                                  ___________ , ____

          The Washington Water Power Company
          1411 East Mission Avenue
          Spokane, Washington 99202


          Ladies and Gentlemen:

               We refer to our opinion, dated April 20, 1998 (the "April 20 Opinion"), addressed to The Washington Water Power Company (the "Company") with respect to $250,000,000 in aggregate principal amount of Debt Securities registered under the Securities Act of 1933, as amended (the "Act"), on the Registration Statement on Form S-3 (Registration No. 333-39551), said registration statement, as heretofore amended and as proposed to be amended and including the exhibits thereto, being hereinafter called the "Registration Statement". This opinion is supplemental to the April 20 Opinion.

               We  further refer to the  notes of the  Company described in the Pricing Supplement attached hereto as Annex A. Such notes constitute a tranche of the aforesaid Debt Securities and are hereinafter called the "Offered Notes"; and such Pricing Supplement constitutes a supplement to the prospectus contained in the Registration Statement and is hereinafter called the "Pricing Supplement".

               Based upon the foregoing and subject to the qualifications hereinafter expressed, we are of the opinion that the Offered Notes, when issued and sold as contemplated in the Registration Statement and the Pricing Supplement, will be legally issued and will be binding obligations of the Company.

               The opinions expressed herein are limited to the laws of the State of New York and the federal law of the United States (excluding therefrom principles of conflicts of laws and state securities or blue sky laws). To the extent that such opinions relate to or are dependent upon matters governed by the laws of other States, we have assumed the legal conclusions set forth in the opinions of Paine, Hamblen, Coffin, Brooke & Miller LLP, which have been and are being filed as Exhibits to the Registration Statement.

                    We  hereby consent  to the  filing of  this  opinion as
          Exhibit 5(b)(2) to the Registration Statement and to the references to our firm, as counsel, in the supplements to the prospectus contained in the Registration Statement relating to the Offered Notes. In giving the foregoing consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations promulgated thereunder.

                                        Very truly yours,



                                        REID & PRIEST LLP